SCHEDULE 14A INFORMATION

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Everest Re Group, Ltd.

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EVEREST RE GROUP, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2005

TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:

The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda on May 25, 2005 at 11:00 a.m., local time, for the following purposes:

1.   To elect two Class III directors of the Company, each to serve for a three-year period to expire at the 2008 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.   To appoint PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005 and authorize the Board of Directors of the Company acting by the Audit Committee of the Board of Directors to set the fees for the independent auditors.

3.   To consider and approve an amendment to the 2003 Everest Re Group, Ltd. Non-Employee Director Equity Compensation Plan, as described in the accompanying Proxy Statement.

4.   To consider and approve an amendment to the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan, as described in the accompanying Proxy Statement.

5.   To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.

The Company’s financial statements for the year ended December 31, 2004, together with the report of the Company’s auditors in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Only shareholders of record, as shown by the transfer books (Register of Members) of the Company, at the close of business on March 29, 2005 are entitled to notice of, and to vote at, the Annual General Meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided for that purpose.

By Order of the Board of Directors
Joseph A. Gervasi, Secretary

April 15, 2005
Hamilton, Bermuda

EVEREST RE GROUP, LTD.

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 25, 2005

The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2005 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 25, 2005, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of Thomas J. Gallagher and William F. Galtney, Jr. as directors; (2) for the appointment of PricewaterhouseCoopers LLP as independent auditors and for authorizing the Board of Directors of the Company acting by the Audit Committee of the Board to set the fees for the independent auditors; (3) for the approval of an amendment to the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan; and (4) for the approval of an amendment to the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan.

Only shareholders of record at the close of business on March 29, 2005 will be entitled to vote at the meeting. On that date, 56,796,439 Common Shares, par value $.01 per share (“Common Shares”), were outstanding and entitled to vote, including 452,000 Common Shares owned by Everest Reinsurance Holdings, Inc., a subsidiary of the Company (“Everest Holdings”). The Common Shares owned by Everest Holdings will not be voted at the Annual General Meeting. Except as may be provided in the Company’s Bye-Laws, where voting is by poll, each Common Share is entitled to one vote.

The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting). The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares, and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”), will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes.

This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2004 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 15, 2005.

On February 24, 2000, the Company became the holding company for Everest Holdings and its subsidiaries in connection with a restructuring. As a result, all references in this document to the Company prior to February 24, 2000 refer to Everest Holdings and all references to the Common Shares prior to February 24, 2000 refer to the common stock of Everest Holdings.

All references in this document to “$” or “dollars” are references to the currency of the United States of America.

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company’s Bye-Laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Company’s Bye-Laws provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the 2005 Annual General Meeting, two nominees for Class III director positions are to be elected to serve until the 2008 Annual General Meeting of Shareholders or until their successors are elected and qualified or until such director’s office is otherwise vacated. At its regularly scheduled meeting on February 23, 2005, the Nominating and Governance Committee recommended to the Board of Directors the nominations of Mr. Gallagher and Mr. Galtney as Class III directors for the shareholders’ consideration at the 2005 Annual General Meeting. Mr. Gallagher and Mr. Galtney are currently Class III directors of the Company. Mr. Gallagher is currently an employee of Everest Global Services, Inc., a subsidiary of the Company (“Everest Global”). The Class I director positions will be subject to election at the 2006 Annual General Meeting and the Class II directors will be subject to election at the 2007 Annual General Meeting.

All nominees have accepted their nominations for the Class III director positions. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

Information Concerning Nominees

The following information has been furnished by the respective nominees for election of Class III directors for terms expiring in 2008.

Thomas J. Gallagher, 56, became a Class III director of the Company on March 13, 1996. Mr. Gallagher also serves as a director of Everest Reinsurance Company (“Everest Re”), having first been elected to that position in 1987. Elected President and Chief Operating Officer of both the Company and Everest Re on February 24, 1997, Mr. Gallagher had been Executive Vice President of both companies since December 1995 and a Senior Vice President of the Company from 1994 to 1995 and of Everest Re from 1989 to 1994. Since joining Everest Re in 1975, he has served as an underwriter in the facultative and treaty departments, as vice president in charge of the facultative department and as vice president in charge of the treaty casualty department. Mr. Gallagher also serves as Deputy Chairman of the Company, as a director and President of Everest Holdings, as a director and Deputy Chairman of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”), as a director and Chairman of Everest Global, as a director and Chairman of Everest National Insurance Company (“Everest National”), as a director and Chairman of Everest Insurance Company of Canada (“EVCAN”), as a director and Chairman of Mt. McKinley Insurance Company (“Mt. McKinley”), as a director and Chairman and Chief Executive Officer of Everest Indemnity Insurance Company (“Everest Indemnity”), and as a director of WorkCare Southeast, Inc. (“WorkCare Southeast”) and WorkCare Southeast of Georgia, Inc. (“WorkCare Georgia”) and Everest Security Insurance Company (“Everest Security”) (f/k/a Southeastern Security Insurance Company), all of which are subsidiaries of the Company.

William F. Galtney, Jr., 52, became a Class III director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Since April 1, 2005, he has been Chairman of Oxford Insurance Services Limited, a managing general and surplus lines agency. Prior thereto, he was President (until December

31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly owned subsidiary of Arthur J. Gallagher & Co. From 1983, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to Gallagher Healthcare Insurance Services, Inc.), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc. Mr. Galtney is also Managing Member, President and Director of Galtney Group, LLC and was a director of Mutual Risk Management Ltd. from 1988 to 2002.

Information Concerning Continuing Directors and Executive Officers

The following information has been furnished by those directors whose terms of office will continue after the Annual General Meeting and by the other executive officers.

Martin Abrahams, 72, became a Class I director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Mr. Abrahams, currently retired, served with the accounting firm of Coopers & Lybrand L.L.P. from 1957 and was a partner in that firm from 1969 to 1995.

Kenneth J. Duffy, 75, became a Class II director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Mr. Duffy is a retired insurance executive. He served with the insurance holding company, Commercial Union Corporation, and its parent company, CGU plc, from 1948 until his retirement in 1999. He was President and Chief Executive Officer of Commercial Union Corporation from January 1985 to January 1995, Chairman and Chief Executive Officer from January 1993 to January 1995, Chairman from January 1995 to October 1998 and Senior Advisor to CGU plc from October 1998 to December 1999. Until December 1999, he was also a director of Commercial Union Canada Holdings, Ltd. and the President and a director of Curepool (Bermuda) Ltd. He is also a vice president of the Insurance Institute of London and a fellow of the Institute of Risk Management.

John R. Dunne, 75, became a Class I director of the Company on June 10, 1996 and served as a director of Everest Re from June 1996 to February 2000. Mr. Dunne, an attorney and member of the bar of both New York and the District of Columbia, has since 1994 been counsel to the law firm of Whiteman, Osterman & Hanna LLP in Albany, New York. Mr. Dunne has been a director of AVIVA Life Insurance Company of New York since 1995, serving on the Audit Committee. Mr. Dunne was a director of CGU Corporation, an insurance holding company, from 1993 until 2001. Mr. Dunne was counsel to the Washington, D.C. law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General at the United States Department of Justice. From 1966 to 1989, Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms.

Joseph V. Taranto, 56, a Class II director, became Chairman of the Board and Chief Executive Officer of the Company and Everest Re on October 17, 1994 and served as President of both companies from December 1994 until Mr. Gallagher’s election as President on February 24, 1997. Mr. Taranto also serves as Chairman and Chief Executive Officer of Everest Holdings and as Chairman of Bermuda Re. Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.) from 1986 to 1994.

John A. Weber, 60, became a Class I director on May 22, 2003. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership and SEC-registered investment adviser which provides investment management and strategic advisory services to institutions. From 1990 through 2002, Mr. Weber was affiliated with One Beacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of One Beacon Insurance Companies and the President of One Beacon Asset Management, Inc. (formerly known as CGU Asset Management, Inc.). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life Accident Insurance Company and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company (“State House”), eventually serving as Senior Vice President of Connecticut Mutual and President of State House.

Stephen L. Limauro, 53, is an Executive Vice President and the Chief Financial Officer of the Company. He served as Comptroller of the Company from September 25, 1997 until November 6, 2001. He served as Comptroller of Everest Re from September 25, 1997 until August 29, 2001. He served as Treasurer of the Company from November 17, 1999 until November 6, 2001 and Treasurer of Everest Re from November 17, 1999 until August 6, 2001. He became Executive Vice President of the Company and Everest Re on September 21, 2000. He became a Senior Vice President of the Company and Everest Re on February 23, 1999. He served as Assistant Comptroller of Everest Re from June 20, 1988 until September 25, 1997. From May 1995 until September 1997, he was Vice President, Treasurer and Assistant Comptroller of the Company. Mr. Limauro is also a director, Executive Vice President, and Chief Financial Officer of Everest Holdings, a director of Everest Re, Everest National and Everest Indemnity, a director and Chairman of Everest Re Advisors, Ltd. (“Everest Re Advisors”), a Bermuda subsidiary of the Company, and a director and chairman of Everest Advisors (Ireland) Limited (“Everest Ireland”), an Irish subsidiary of Everest Re Advisors. He also serves as a director and Treasurer of EVCAN. He serves as a director and Chairman of Everest Re Holdings, Ltd. (“ERHL”), a subsidiary of Everest Re, and director and President of Everest Global and is Chief Financial Officer of WorkCare Southeast and WorkCare Georgia. He is also a director of Bermuda Re and director and Chairman of Everest International Reinsurance, Ltd. (“Everest International”) (f/k/a AFC Re Ltd.), which are subsidiaries of the Company. Mr. Limauro serves as a director of Mt. McKinley and Everest Security, which are subsidiaries of the Company. He also serves as a trustee of Everest Re Capital Trust, Everest Re Capital Trust II and Everest Re Capital Trust III, which are Delaware statutory trusts. Prior to the restructuring, he was a director and Chairman of Everest Re Group, Ltd.

Mark S. de Saram, 49, is an executive officer of the Company and became Senior Vice President on October 13, 2004. He serves as Managing Director and Chief Executive Officer of Bermuda Re and as a director and Deputy Chairman of ERHL, Everest Re Advisors and Everest International. He serves as a director of Everest Ireland. Mr. de Saram joined Everest in 1995 as Vice President of Everest Re responsible for United Kingdom and European Operations. Prior to his joining Everest, Mr. de Saram accumulated 21 years of reinsurance industry experience working in various underwriting capacities in the United Kingdom and Canada.

Keith T. Shoemaker, 49, became Comptroller of the Company on November 6, 2001 and became the Principal Accounting Officer on July 30, 2002. He also serves as Vice President and Comptroller of Everest Holdings, ERHL, Everest Re, Everest Global and Mt. McKinley as well as Assistant Comptroller of Everest National, Everest Indemnity, Everest Security, WorkCare Southeast, WorkCare Georgia and Mt. McKinley Managers, L.L.C. (“Mt. McKinley Managers”) and Assistant Controller of EVCAN. He also serves as a trustee of Everest Re Capital Trust and Everest Re Capital Trust II, which are Delaware statutory trusts. Mr. Shoemaker was Vice President and Controller of Selective Insurance Company from 1999 to 2001 and served as Vice President of the National Council on Compensation Insurance from 1992 to 1999.

The Board of Directors and Its Committees

The Board conducts its business through its meetings and meetings of its committees. Four meetings of the Board were held in 2004. No director, either in person or through an alternate director appointment as permitted under Bermuda law, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. All of the directors personally attended last year’s Annual General Meeting of Shareholders. The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines.

The Board has affirmatively determined that the following directors, who constitute a majority of the Board and who serve as members of the Audit, Compensation and Nominating and Governance Committees, are independent: Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber. To determine independence, the Board applied the categorical standards contained in the Company’s Corporate Governance Guidelines. A copy of those standards, which meet and in some respects exceed the corporate governance listing standards of the New York Stock Exchange (“NYSE”), is set forth as Appendix A to this Proxy Statement. The Board also considered whether these four directors had any other material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his independence. The Board based its determination on personal discussions with the directors and a review of each director’s responses to questions regarding employment, compensation history, affiliations and family and other relationships. Additionally, as well as making the disclosures required under Bye-law 21(b) of the Company’s Bye-laws (which in turn requires compliance with the Companies Act 1981 of Bermuda, as amended), pursuant to the Corporate Governance Guidelines, directors must disclose to the other directors any potential conflicts of interest they may have with respect to any matter under discussion and, if disqualified by the Chairman of the meeting, refrain from voting on a matter in which they may have a material interest.

Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management. The executive sessions are chaired by alternating directors who rotate on an alphabetical basis. In addition, the independent directors meet in executive session outside the presence of management on a regular basis.

The Board currently maintains Audit, Nominating and Governance and Compensation Committees, all of whose members are independent directors. The Charters for each of these committees, the Corporate Governance Guidelines and the Company’s Ethics Guidelines and Index to Compliance Policies as well as the Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Company’s website at http://www.everestre.com. These documents are also available in print to any shareholder who requests a copy from the Corporate Secretary. In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.

The Board also maintains an Executive Committee, the purpose of which is to take any emergency actions until the Board can meet. The members of the Executive Committee are Mr. Taranto, Mr. Gallagher and Mr. Galtney. There was one meeting of the Executive Committee in 2004 and one action was taken by unanimous consent. All actions taken by the Executive Committee were ratified and approved by the Board of Directors at the next following meeting.

Audit Committee

The principal purpose of the Company’s Audit Committee is to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent auditors, to evaluate the independent auditors’ qualifications and independence and to oversee the performance of the Company’s internal audit function. The Audit Committee meets separately and together with the Company’s management, director of internal audit and the independent auditors to review the Company’s internal controls and financial statements, audit findings and significant accounting and reporting issues. The Board has adopted a Charter for the Audit Committee which is revised as necessary to comply with all applicable laws, rules and regulations. The Charter is available on the Company’s website at http://www.everestre.com.

The members of the Audit Committee are Mr. Abrahams, Mr. Duffy, Mr. Dunne, and Mr. Weber, all of whom meet the independence standards of the NYSE and the Securities and Exchange Commission (“SEC”). Mr. Abrahams qualifies also as an “audit committee financial expert” as defined by the SEC in Item 401(h) of Regulation S-K. No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect the ability of the Committee member to serve on the Company’s Audit Committee. Mr. Dunne serves as Chairman of the Audit Committee. The Audit Committee held three meetings in 2004.

Compensation Committee

The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Designated Executive Officers (as defined herein), and the Company’s Chief Financial Officer, Comptroller, Treasurer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company’s broad-based compensation and benefit programs, including administration of the Company’s Annual Incentive Plan, the 1995 Stock Incentive Plan, the 2002 Stock Incentive Plan and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter on November 21, 2002, which is available on the Company’s website at http://www.everestre.com.

The current members of the Compensation Committee are Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber, none of whom are current or former employees or officers of the Company and all of whom meet the independence standards of the NYSE. Mr. Duffy serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings in 2004.

Nominating and Governance Committee

The Nominating and Governance Committee was established by the Board on November 21, 2002 with authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. The current members of the Nominating and Governance Committee are Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber, all of whom meet the independence standards of the NYSE. Mr. Abrahams currently serves as Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-Law 12 of the Company’s Bye-laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office. This Bye-Law requires written notice of a shareholder’s intent to make such a nomination at the 2006 Annual General Meeting of Shareholders to be received by the Secretary of the Company at the address listed below under Shareholder Communications with Directors, between November 16, 2005 and December 16, 2005. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.

Shareholder candidates nominated in accordance with the procedures of Bye-Law 12 will, like any other director-candidate, be considered based solely on their character, judgment, education, training, business experience and expertise. In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their board and committee duties. It is in the Company’s best interests that the board be composed of individuals whose skills, experience, diversity and expertise complement those of the other board members. The objective is to have a board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, and any other areas which the board and committee deem appropriate in light of the continuing operations of the Company and its subsidiaries. Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background, experience, race and gender are also among the relevant criteria to be considered. Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board.

The Nominating and Governance Committee held two meetings in 2004. The Committee’s Charter, which was adopted by the Board on February 25, 2004 and the Corporate Governance Guidelines which contain the director qualifications, are available on the Company’s website at http://www.everestre.com.

Shareholder Communications with Directors

Shareholders may communicate directly with the Board of Directors or individual directors. All communications should be directed to the Company’s Secretary at the following address and in the following manner:

   Everest Re Group, Ltd. Corporate Secretary
   c/o Everest Global Services, Inc.
   Westgate Corporate Center
   477 Martinsville Road
   P.O. Box 830
   Liberty Corner, New Jersey 07938-0830

Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director. Each communication addressed to an individual director and received by the Company’s Secretary from investors or security holders, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party. Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.

Common Share Ownership By Directors And Executive Officers

The following table sets forth the beneficial ownership of Common Shares as of March 29, 2005 by the directors of the Company, by the Designated Executive Officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Designated Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (12)

Martin Abrahams	35,195	(1)	*
Kenneth J. Duffy	34,622	(2)	*
John R. Dunne	33,840	(3)	*
Thomas J. Gallagher	168,427	(4)	*
William F. Galtney, Jr.	124,726	(5)	*
Joseph V. Taranto	702,772	(6)	1.24
John A. Weber	7,587	(7)	*
Stephen L. Limauro	49,275	(8)	*
Keith T. Shoemaker	6,100	(9)	*
Mark S. de Saram	44,260	(10)	*
All directors and executive officers as a group (10 persons)	1,206,804	(11)	2.12

*	Less than 1%
(1)	Includes 27,891 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005 and 7,142 shares held in the Martin Abrahams Revocable Trust.
(2)	Includes 25,675 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005. Does not include 9,250 7.85% trust preferred securities issued by Everest Re Capital Trust, a subsidiary of the Company.

(3)	Includes 27,711 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005.
(4)	Includes 144,400 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005. Also includes 13,200 shares of restricted stock issued to Mr. Gallagher under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements are satisfied.

(5)	Includes 90,000 shares owned by Galtney Family Investors, Ltd., a limited partnership in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 27,891 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005.

(6)	Includes 350,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005 and includes 59,000 shares of restricted stock issued to Mr. Taranto under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied. Excludes 452,000 Common Shares owned by Everest Holdings over which Mr. Taranto has voting and dispositive power. Mr. Taranto disclaims beneficial ownership of the Common Shares owned by Everest Holdings.

(7)	Includes 2,381 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005. Does not include 1,000 7.85% trust preferred securities issued by Everest Re Capital Trust, a subsidiary of the Company.

(8)	Includes 600 shares of restricted stock issued to Mr. Limauro under the Company’s 1995 Stock Incentive Plan and 3,600 restricted shares issued to him under the Company’s 2002 Stock Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied. Also includes 42,200 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005. Does not include 1,000 6.20% trust preferred securities issued by Everest Capital Trust II, a subsidiary of the Company.

(9)	Includes 6,100 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005.
(10)	Includes 41,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005. Also includes 2,400 shares of restricted stock issued to Mr. de Saram under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(11)	Includes 695,751 shares issuable upon the exercise of stock options exercisable within 60 days of March 29, 2005.
(12)	Based on 56,796,439 total Common Shares outstanding and entitled to vote as of March 29, 2005.

Principal Holders of Common Shares

To the best of the Company’s knowledge, the only beneficial owners of more than 5% of the outstanding Common Shares as of December 31, 2004 are set forth below. This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.

	Number of Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class

Barclays Global Investors, NA	4,692,134(1)	8.36
45 Fremont Street
San Francisco, California 94105

FMR Corp.	4,453,880(2)	8.00
82 Devonshire Street
Boston, Massachusetts 02109
Putnam, LLC d/b/a Putnam Investments on behalf of itself	3,484,861(3)	6.2
and Marsh & McLennan Companies, Inc.;

Putnam Investment Management, LLC; and
The Putnam Advisory Company, LLC
One Post Office Square
Boston, Massachusetts 02109

Lord, Abbett & Co.	2,932,325(4)	5.76
90 Hudson Street
Jersey City, New Jersey 07302

(1)	Barclays reports in its Schedule 13G that it has sole voting power with respect to 4,398,181 Common Shares and sole dispositive power with respect to 4,692,134 Common Shares.

(2)	FMR Corp. reports in its Schedule 13G that it has sole voting power with respect to 106,880 Common Shares and sole dispositive power with respect to 4,453,880 Common Shares.
(3)	Putnam, LLC on behalf of itself and Putnam Investment Management and the Putnam Advisory Company reports in its Schedule 13G that it has shared voting power with respect to 525,834 Common Shares and shared dispositive power with respect to 3,484,861 Common Shares.

(4)	Lord, Abbett & Co. reports in its Schedule 13G that it has sole voting power and sole dispositive power with respect to 2,932,325 Common Shares.

Directors’ Compensation

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (each, a “Non-Employee Director” or “Non-Management Director”) was compensated in 2004 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. The annual compensation for 2004 of each Non-Employee Director consisted of stock and/or cash having an aggregate value of $60,000. The compensation for 2004 was paid in four installments of cash or, at the director’s election, by issuances of Common Shares under the 2003 Non-Employee Director Equity Compensation Plan (the “2003 Directors’ Plan”), which was approved by shareholders on May 22, 2003. An amendment to the 2003 Directors’ Plan is being submitted to the shareholders for their approval at the 2005 Annual General Meeting. (See Proposal Number 3 below, “Approval of Amendment to the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan.”) Following the issuance by the NYSE on August 16, 2002 of its proposed new Corporate Governance Listing Standards relating to shareholder approval of equity compensation plans, the Company ceased making equity-based compensation payments to the Non-Employee Directors and made all subsequent compensation payments to Non-Employee Directors in cash until the 2003 Directors’ Plan was approved by the shareholders at the 2003 Annual General Meeting. The Non-Employee Directors may each now elect to receive their compensation in cash or in the form of stock in the amount as determined under the Plan.

Giving Non-Employee Directors an opportunity to receive their compensation in the form of Common Shares is intended to align their interests with those of the Company’s shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the next preceding day for which there is a reported sale. In 2004, each of the Non-Employee Directors who elected to be so compensated was issued a total of 712 shares as compensation for his services as a director in accordance with this procedure. As of January 1, 2005, the value of those shares for each Non-Employee Director was $63,767 based upon the NYSE closing price of a Common Share on December 31, 2004 of $89.56.

On May 23, 1996, the shareholders approved the Company’s adoption of the 1995 Stock Option Plan for Non-Employee Directors (the “1995 Directors’ Plan”), which is designed to maintain the Company’s ability to attract and retain the services of experienced and highly qualified Non-Employee Directors and to create in those directors a proprietary interest in the Company’s continued success. At the time of his or her appointment to the Board, each Non-Employee Director is awarded options to purchase that number of Common Shares equal to $50,000 divided by the fair market value of such shares as of the date of appointment, with an exercise price equal to that fair market value. As defined in the 1995 Directors’ Plan, the fair market value is determined by averaging the highest and lowest trading prices of the Common Shares on the date of the option award.

Upon their initial appointment to the Board on March 12, 1996, Mr. Abrahams, Mr. Duffy and Mr. Galtney were each granted options to purchase 2,216 Common Shares at an exercise price of $22.5625 per share. Upon his initial appointment to the Board on June 10, 1996, Mr. Dunne was granted options to purchase 2,036 Common Shares at an exercise price of $24.5625 per share. Upon his election as a director on May 22, 2003, in accordance with the 1995 Directors’ Plan, Mr. Weber was granted options to purchase 706 Common Shares at an exercise price of $70.82. No options were issued to Non-Employee Directors in 2004.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth compensation paid or accrued for the last three fiscal years with respect to the Company’s Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004 (the “Designated Executive Officers”) and Mr. Bennett, who ceased to serve as an executive officer on October 13, 2004, for services rendered by them to the Company and to its subsidiaries.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards

					Restricted	Securities	All Other
				Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(3)	Compensation (4)	Award(s) ($)(5)	Options(#)	($)(6)

Joseph V. Taranto	2004	$1,000,000	$2,000,000	—	$2,617,650	—	$31,158
Chairman of the Board	2003	1,000,000	1,800,000	—	2,231,100	—	30,466
and Chief Executive	2002	1,000,000	1,600,000	—	—	100,000	31,158
Officer
Thomas J. Gallagher	2004	469,231	550,000	—	628,236	—	15,235
President and Chief	2003	446,538	500,000	—	446,220	—	14,539
Operating Officer	2002	423,012	400,000	—	—	16,500	13,848
Stephen L. Limauro	2004	294,231	400,000	—	—	25,000	9,985
Executive Vice President	2003	270,915	350,000	—	334,665	—	9,285
and Chief	2002	254,462	250,000	—	—	25,000	8,686
Financial Officer
Keith T. Shoemaker	2004	186,923	55,000	—	—	5,500	6,474
Comptroller and	2003	177,231	65,000	—	—	5,500	6,138
Principal Accounting	2002	166,154	50,000	—	—	5,000	2,514
Officer
Mark S. de Saram (1)	2004	305,148	225,000	23,850	—	12,000	34,282
Senior Vice President of	2003	264,334	183,154	—	223,110	—	28,908
Everest Re Group, Ltd.	2002	223,628	121,540	—	—	10,000	23,955
and Managing Director
and Chief Executive
Officer of Bermuda Re
Peter J. Bennett (2)	2004	287,369	—	126,400	—	—	13,050
Former Senior Vice	2003	276,708	150,000	99,931	74,370	__	15,978
President of Everest	2002	268,577	100,000	78,120	—	—	15,021
Re Group, Ltd.and
Managing Director
and Chief Executive
Officer of Bermuda Re

(1)	Mr. de Saram was elected to serve as Senior Vice President of the Company and Managing Director and Chief Executive Officer of Bermuda Re on October 13, 2004.
(2)	Mr. Bennett ceased being an executive officer and ceased holding these positions on October 13, 2004.

(3)	Represents compensation earned by the Designated Executive Officers pursuant to the Company’s Annual Incentive Plan. The amounts shown for Mr. Taranto were awarded pursuant to the Executive Performance Annual Incentive Plan.

(4)	The amounts reported for 2004, 2003 and 2002 for Mr. Bennett include $96,000, $84,000 and $60,000, respectively, as housing allowance under the terms of his employment agreement and $23,708, $15,931 and $18,120, respectively, in payment of taxes. The 2004 amount for Mr. Bennett also includes $6,692 in lieu of unused accrued vacation. For Mr. de Saram, the amounts include $1,709 in relocation expenses, $9,033 as housing allowance, $7,296 in family travel costs and $5,812 in taxes paid under the terms of his employment agreement.

(5)	The amounts reported represent the value of the Common Shares underlying the restricted stock at the respective dates of grant, September 18, 2003 ($74.37 per share) and September 21, 2004 ($74.79 per share), without taking into account any diminution in value attributable to the restrictions on such stock. The restricted stock vests at the rate of 20% per year over a 5-year period. Based on the closing price of a Common Share on the NYSE on December 31, 2004 of $89.56, the aggregate number of shares and value of restricted shares held on that date were as follows: 59,000 shares valued at $5,284,040 for Mr. Taranto; 13,200 shares valued at $1,182,192 for Mr. Gallagher; 4,200 shares valued at $376,152 for Mr. Limauro and 2,400 shares valued at $214,944 for Mr. de Saram. Mr. Bennett’s unvested shares of restricted stock were forfeited. Dividends are paid quarterly on these restricted Common Shares at the same rate as dividends are paid on Common Shares held by public shareholders.

(6)	The amount reported for 2004 represents: (i) the following term life and accidental death and dismemberment insurance premiums paid by the Company on behalf of the Designated Executive Officers: (a) Mr. Taranto-$1,158, (b) Mr. Gallagher-$1,158, (c) Mr. Limauro-$1,158, (d) Mr. Shoemaker-$866, Mr. Bennett-$1,470 and (e) Mr. de Saram-$2,932; (ii) the following employer contributions to qualified and non-qualified employee savings plans: (a) Mr. Taranto-$30,000, (b) Mr. Gallagher-$14,077, (c) Mr. Limauro-$8,827, and (d) Mr. Shoemaker-$5,608; and (iii) the following employer contribution to a qualified savings plan: Mr. Bennett-$11,580. Mr. de Saram received a contribution of $31,350 to, or in lieu of, a contribution to his personal pension plan.

Stock Option Grants

The following table sets forth certain information concerning stock options granted under the Company’s 2002 Stock Incentive Plan during 2004 to the Designated Executive Officers.

Options/SAR Grants in Last Fiscal Year

Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)(1)	Fiscal Year(2)	($/Sh)	Date (3)	($)(4)

Joseph V. Taranto	—	—	—	—	—
Thomas J. Gallagher	—	—	—	—	—
Stephen L. Limauro	25,000	5.74	74.33	09/21/14	636,393
Keith T. Shoemaker	5,500	1.26	74.33	09/21/14	140,006
Mark S. de Saram	12,000	2.76	74.33	09/21/14	305,468
Peter J. Bennett	—	—	—	—	—	—

(1)	Represents non-qualified stock options granted to Mr. Limauro, Mr. de Saram and Mr. Shoemaker on September 21, 2004, which become exercisable in 20% increments annually commencing with the first anniversary of the grant date, as long as employment with the Company or its subsidiaries continues. These stock options were granted with an exercise price equal to 100% of the fair market value of a Common Share on the date of grant. No SARs were granted in 2004.

(2)	Based upon 435,500 non-qualified stock options granted to all employees in 2004.

(3)	Exercisable options expire unless exercised within three years following termination of employment due to retirement, disability or death or within three months following termination of employment due to resignation or dismissal. Generally, if employment terminates because of death, retirement upon attaining age 65 or because of disability, unexercisable options become immediately exercisable until the earlier of: (a) three years after death or such termination; or (b) ten years from the date of grant.

(4)	The grant date present value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model, modified to include dividends, with the following assumptions:
(a)	Expected Volatility—The annualized standard deviation of the continuously compounded rate of return on the underlying stock, based on the closing price observations for the twelve-month period ended December 31, 2004, which was 28.7854%.

(b)	Risk Free Rate of Return—The rate available, on the date of grant, on zero-coupon U.S. government issues with a remaining term comparable to the expected life of the options as reported in the Federal Reserve Statistical Release was 3.66%.

(c)	Dividend Yield—The yield calculated by dividing the estimated annualized dividend rate of the Common Shares in the amount of $.40 per share by the weighted average fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of .8639%.

	(d)	Expected Life—The average length of time before assumed exercise reflecting vesting provisions and maximum exercise period, which was 6.85 years.

Stock Option Exercises And Option Values

The following table sets forth certain information concerning the number and value of unexercised stock options at the end of 2004 held by the Designated Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARS		In-the-Money Options/SARS
	Acquired on	Value	at FY-End(#)		at FY-End ($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph V. Taranto	210,000	$12,088,921	385,000	160,000	$15,833,678	$5,247,824
Thomas J. Gallagher	63,000	4,282,630	137,800	29,700	7,381,531	1,319,529
Stephen L. Limauro	4,000	249,345	40,200	46,800	1,946,970	1,235,413
Keith T. Shoemaker	0	0	6,100	14,900	212,377	344,431
Mark S. de Saram	0	0	40,500	22,000	2,174,411	583,556
Peter J. Bennett	19,000	870,245	0	0	0	0

(1)	Based on the year-end fair market value of Common Shares of $89.93, which is calculated by averaging the high and low trading prices on December 31, 2004 on the NYSE. The value of the options is computed by subtracting the exercise prices of the options from their fair market values and multiplying the difference by the number of shares underlying the options at the applicable exercise prices.

Compensation Committee Report

I. Executive Compensation Policy

Overview. The Company’s executive compensation program in 2004 was designed to attract, retain and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively complex, multinational public entity like the Company. The Company’s compensation program is guided by the following fundamental principles:

•	Compensation of executive officers is based on the level of job responsibility, the performance of the Company and the performance of the individual.
•	Total compensation levels are designed to be competitive with compensation paid by organizations of similar stature.
•	Compensation should align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on the long-term performance of the Common Shares.

The Company’s executive compensation program in 2004 achieved the objectives described above and was a significant factor in attaining a high level of corporate performance and increased shareholder value throughout the year.

In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company’s program relative to the attainment of its objectives. The Company’s executive compensation program consists of two key elements: (i) an annual component consisting of base salary and annual bonus and (ii) a long-term component which may consist of stock options, stock appreciation rights, restricted stock and stock awards.

The Compensation Committee reviewed a variety of factors of historical and projected Company performance in determining executive compensation. In the course of this review, the Compensation Committee considered the Company’s long-term compensation goals, the Company’s financial performance and the compensation practices of other reinsurers through a review of publicly available information. In reviewing these factors, the Compensation Committee was able to assess the overall performance of the Company and its prospects for the future to establish an acceptable range for executive compensation.

II.   Components Of Executive Compensation

A. Annual Compensation

In 2004, annual compensation for executive officers of the Company consisted of two components-base salary and a cash payment under either the Company’s Executive Performance Annual Incentive Plan (in the case of Mr. Taranto) or the Company’s Annual Incentive Plan (in the case of the other executive officers). The base salary for Mr. Taranto was subject to the terms of his current employment agreement (see “Employment and Change of Control Agreements—Mr. Taranto” below). The base salaries for the other executive officers were determined by the Compensation Committee based on each executive officer’s performance and, as previously discussed, the Company’s performance and the range of compensation of executive officers with similar responsibilities in comparable companies.

Annual bonuses paid to executive officers under the Annual Incentive Plan and the Executive Performance Annual Incentive Plan are a significant element of the executive compensation program. Under the Annual Incentive Plan, the Company may make cash payments each year to employees who hold positions of significant responsibility and/or whose performance or potential contribution, in the judgment of the Compensation Committee, will contribute materially to the success of the Company and/or its subsidiaries. The Annual Incentive Plan is designed to provide incentive to those employees, to reward their accomplishments, to motivate future accomplishments, and to aid in attracting and retaining employees of the caliber necessary for the continued success of the Company. The Compensation Committee has discretion to determine the amounts of individual awards under the Annual Incentive Plan based on such criteria and factors as the Compensation Committee in its sole discretion may determine and after considering recommendations made by the Chief Executive Officer of the Company. The aggregate amount available for all awards each year is determined annually by the Compensation Committee based upon performance goals established by the Compensation Committee. The determination of individual awards is subjective in nature and is influenced by the Compensation Committee’s perception of the importance of an individual’s contributions to the overall success of the Company. To evaluate corporate performance, the Compensation Committee considered the following factors related to the Company’s 2004 financial results: after-tax operating income, return on equity and earnings growth.

The Compensation Committee has arrived at total compensation for each of the Designated Executive Officers that it believes is appropriate to the Company’s performance and their individual contributions.

The Executive Performance Annual Incentive Plan was approved by the Company’s shareholders on May 20, 1999. An amendment to the Executive Performance Annual Incentive Plan is being submitted to the shareholders for their approval at the 2005 Annual General Meeting. (See Proposal Number 4 below, “Approval of Amendment to the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan”.) Each year the Compensation Committee selects executive officers of the Company and its subsidiaries who will be eligible that year to participate in the Executive Performance Annual Incentive Plan. Currently, only Mr. Taranto, the Company’s Chairman and Chief Executive Officer, is a participant (see “Chief Executive Officer Compensation” below). Each year, the Compensation Committee establishes, in writing, objective performance goals for each participant, which, if attained, will entitle such participant to specific award amounts that will be paid to each participant. Each participant’s performance is measured by any of the following performance criteria: net income before or after taxes, operating income before or after taxes, premiums earned, earnings per share, return on shareholders’ equity, return on assets, appreciation in and/or maintenance of the price of the Common Shares or any other publicly traded securities of the Company, comparisons with various stock market indices, market share, statutory combined ratio, expense ratio, reductions in costs and expense growth, or gross or net premium growth.

The Compensation Committee establishes an objective method by which award amounts are calculated under this plan. The maximum award amount any one participant may be awarded in one year is $2 million but will be increased to $2.5 million if the shareholders approve Proposal Number 4 below. The Compensation Committee, in its sole discretion, may eliminate or reduce but not increase any award determination. The plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.

B. Long-Term Compensation

In 2004, the Company’s long-term compensation program for executive officers was implemented by means of the 2002 Stock Incentive Plan. Awards under this plan are intended to reinforce management’s long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long-term.

Awards under the 2002 Stock Incentive Plan are a significant element of the Company’s executive compensation program. Compensation derived from share ownership provides a strong incentive to increase shareholder value since the value of this compensation is determined by changes in the price of the Common Shares over the term of each award. Awards under the 2002 Stock Incentive Plan may take the form of stock options, stock appreciation rights, restricted stock or stock awards. Stock options encourage retention because they carry a five-year vesting period and, if not exercised, are generally forfeited if the employee leaves the Company before retirement. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Compensation Committee based on a variety of factors, including a recipient’s demonstrated past and expected future performance as well as a recipient’s level of responsibility with the Company and his or her ability to affect shareholder value.

Since the institution of the 1995 Stock Incentive Plan and through December 31, 2004, the Compensation Committee has granted employees 2,880,700 options to purchase Common Shares under the 1995 Stock Incentive Plan and 1,148,250 options under the 2002 Stock Incentive Plan. In 2004, the Compensation Committee granted 435,500 options to purchase Common Stock under the 2002 Stock Incentive Plan, which was approved by the shareholders at the 2002 Annual General Meeting. Restricted stock and stock option awards granted to the Company’s Designated Executive Officers during 2004 are summarized under the captions “Options/SARs Grants in Last Fiscal Year” and “Summary Compensation Table” above. When granting these awards, the Compensation Committee took into account prior grants to these individuals under the 1995 Stock Incentive Plan and the 2002 Stock Incentive Plan and determined that the 2004 grants were appropriate and in the best interests of the Company.

The Company does not have a long-term cash bonus plan in effect and currently intends to rely on the 2002 Stock Incentive Plan as the means of long-term compensation, believing compensation in the form of share ownership increases long-term value for the shareholders while compensating individual employees for superior performance.

III. Deductibility Cap On Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly paid executive officers. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” To preserve this deduction, the Company has designed its incentive plans to constitute “performance-based compensation” and not be counted toward the $1 million limit. However, the 2002 Stock Incentive Plan does allow for the Compensation Committee, in its sole discretion, to grant awards under the plans which do not constitute “performance-based compensation.” In the event that certain awards are granted which are not intended to constitute “performance-based compensation,” the awards will not be subject to the share limitations applicable to a single individual. Although the Compensation Committee will consider deductibility under section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and the subsidiaries may enter into compensation arrangements under which payments would not be deductible under section 162(m).

IV. Chief Executive Officer Compensation

In 2004, Mr. Taranto’s compensation was based on the terms of his Employment Agreement with the Company and Everest Re (see “Employment and Change of Control Agreements—Mr. Taranto” below) and consisted of base salary and restricted stock as set forth in that section. The Compensation Committee also approved a $2,000,000 cash payment to Mr. Taranto under the Executive Performance Annual Incentive Plan for fiscal year 2004 (see “Summary Compensation Table” and “Annual Compensation” above). This performance-based award was calculated as a function of the Company’s actual operating earnings per share in 2004 in accordance with a formula previously established by the Compensation Committee.

Kenneth J. Duffy             John R. Dunne             Martin Abrahams             John A. Weber

Audit Committee Report

The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2004 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with that firm its independence. The Audit Committee also has discussed with management of the Company and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee devoted substantial time in 2004 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight involved several meetings both with management and with the auditors outside the presence of management to monitor the preparation of management’s report on the effectiveness of the Company’s internal controls and the independent auditors’ opinion on management’s assessment. The meetings reviewed in detail the standards that were established, the content of management’s assessment, and the auditors’ testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company’s Annual Report on Form 10-K filed March 15, 2005, the independent auditors concluded that, as of December 31, 2004, management’s assessment of the effectiveness of internal control was fairly stated in all material respects and that the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors. The Policy requires that any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts requires specific approval by the Audit Committee. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified as “All Other Fees” below. All such factors are considered as a whole, and no one factor is determinative. The Audit Committee has considered whether the performance by PricewaterhouseCoopers LLP of the services disclosed below is compatible with maintaining their independence. The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2004 and 2003.

The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates in 2004 and 2003 are as follows:

	2004	2003

(1) Audit fees	$3,734,650	$1,585,766
(2) Audit-related fees	69,300	68,000
(3) Tax fees	28,176	612,825
(4) All other fees	—	8,702

(1) Audit fees include the annual and quarterly financial statement audit, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements. Audit services also include the attestation engagement for the independent auditors’ report on management’s report on internal controls for financial reporting. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2) Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(3) Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.

(4) All other fees are for accounting and form research subscriptions.

Martin Abrahams             Kenneth J. Duffy             John R. Dunne             John A. Weber

Performance Graph

The following Performance Graph compares cumulative total shareholder returns on the Common Shares (assuming reinvestment of dividends) from December 31, 1999 through December 31, 2004, with the cumulative total return of the Standard & Poor’s 500 Index and the Standard & Poor’s Insurance (Property and Casualty) Index.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04
EVEREST RE GROUP, LTD.	100.00	323.09	320.25	251.82	387.29	412.05
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
S&P PROPERTY & CASUALTY INSURANCE	100.00	155.85	143.35	127.55	161.24	178.05

* $100 INVESTED ON 12/31/99 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Retirement Plan

All the executive officers of the Company, with the exception of Mr. de Saram, participate in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans. As an employee of Bermuda Re, Mr. de Saram is not eligible to participate in the Retirement Plan and Bermuda Re does not maintain a defined benefit retirement plan. The Retirement Plan is a tax-qualified plan that determines benefits under a formula that takes into account a participant’s years of continuous service and final average earnings with Everest Re and certain affiliates, including during the period of affiliation with the The Prudential Insurance Company of America (“Prudential”). The Supplemental Plan is a non-qualified plan that provides benefits that would otherwise be provided under the Retirement Plan formula but for the application of certain limitations on tax-qualified benefits under the Code. The Retirement Plan and the Supplemental Plan are similar to the tax-qualified and supplemental pension plans of Prudential in which the executive officers and other employees of the Company and Everest Re participated prior to the Company’s initial public offering. The following table shows the estimated annual pension benefits payable at normal retirement age to a participant under the Retirement Plan and the Supplemental Plan who attains the earnings and service classifications indicated under the plans.

Final Average Earnings			Years of Continuous Service

	5	10	15	20	25	30	35

$ 150,000	$ 13,417	$ 26,835	$ 40,252	$ 53,670	$ 67,087	$ 73,978	$ 80,870
200,000	18,417	36,835	55,252	73,670	92,087	101,478	110,870
250,000	23,417	46,835	70,252	93,670	117,087	128,978	140,870
300,000	28,417	56,835	85,252	113,670	142,087	156,478	170,870
350,000	33,417	66,835	100,252	133,670	167,087	183,978	200,870
400,000	38,417	76,835	115,252	153,670	192,087	211,478	230,870
450,000	43,417	86,835	130,252	173,670	217,087	238,978	260,870
500,000	48,417	96,835	145,252	193,670	242,087	266,478	290,870
750,000	73,417	146,835	220,252	293,670	367,087	403,978	440,870
1,000,000	98,417	196,835	295,252	393,670	492,087	541,478	590,870
1,500,000	148,417	296,835	445,252	593,670	742,087	816,478	890,870
2,000,000	198,417	396,835	595,252	793,670	992,087	1,091,478	1,190,870
2,500,000	248,417	496,835	745,252	993,670	1,242,087	1,366,478	1,490,870
3,000,000	298,417	596,835	895,252	1,193,670	1,492,087	1,641,478	1,790,870
3,500,000	348,417	696,835	1,045,252	1,393,670	1,742,087	1,916,478	2,090,870

Benefits shown in the table above are computed as a single-life annuity and reflect a reduction to recognize in part Everest Re’s cost of social security benefits. A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Chief Executive Officer’s Bonus Plan, which has been terminated, the Executive Performance Annual Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan. With respect to cash payments made under the Annual Incentive Plan through December 31, 1999, “earnings” did not include amounts in excess of 50% of salary or $275,000, whichever was greater. Moreover, “earnings” does not include any other compensation set forth in the Summary Compensation Table. Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Code. “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.

The years of continuous service for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account under the Retirement Plan and Supplemental Plan (rounded to the nearest year), as of April 1, 2005 are

10, 30, 32 and 4, respectively. Final average earnings for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account as of April 1, 2005 are $2,612,493, $855,165, $497,708 and $175,621, respectively.

Employment And Change Of Control Agreements—Mr. Taranto

On July 15, 1998, the Company entered into an employment agreement with Mr. Taranto (the “Employment Agreement”). The Employment Agreement became effective on January 1, 2000 and was amended on April 20, 2001 to extend his term of employment from December 31, 2001 to March 31, 2004 and was further amended on April 18, 2003, extending his term of employment to March 31, 2006 unless sooner terminated in accordance with its terms. The Employment Agreement provides for a base salary of $1,000,000 per year and states that Mr. Taranto is eligible to participate in the Executive Performance Annual Incentive Plan. Upon entering into the Employment Agreement in July 1998, Mr. Taranto received non-qualified options under the Company’s 1995 Stock Incentive Plan to purchase 150,000 Common Shares as a sign-on bonus. Upon execution of the April 20, 2001 amendment extending the term of his employment, he was granted non-qualified options to purchase 200,000 Common Shares under the same plan.

In connection with the restructuring of the Company in February 2000, Mr. Taranto’s Employment Agreement was amended to state that he would be the Chairman and Chief Executive Officer of the Company after the restructuring and that he would provide services to the Company after the restructuring that were comparable to those required under his Employment Agreement prior to the restructuring. As a result, the Company and Everest Holdings are both parties to the Employment Agreement and have co-extensive rights, powers, duties and obligations. The February 2000 amendment made other conforming changes to the Employment Agreement to reflect the restructuring. When the Company established Everest Global as a new Delaware subsidiary to perform administrative and back-office functions for the Company and its insurance subsidiaries, Mr. Taranto became an employee of that company and Everest Global became a party to the Employment Agreement.

If the Company terminates Mr. Taranto’s employment for due cause (as defined in the Employment Agreement) or if he voluntarily terminates his employment other than for good reason (as defined in the Employment Agreement), Mr. Taranto will be entitled to his base salary due him through the date of termination. If the Company terminates Mr. Taranto’s employment other than for due cause, or if he voluntarily terminates his employment for good reason, the Company will be obligated to pay him, in addition to all base salary accrued through the date of termination, (i) the aggregate amount of base salary from the date of termination and through the end of the term and (ii) the aggregate bonus amounts due under the appropriate bonus plans or programs through the end of the term.

In connection with the execution of the Employment Agreement, the Company and Mr. Taranto also entered into a Change of Control Agreement dated as of July 15, 1998. The Change of Control Agreement provides that if, within one year after the occurrence of a material change (as defined in the agreement), Mr. Taranto terminates his employment for any reason, or if the Company terminates Mr. Taranto’s employment for any reason other than for due cause (as defined in the agreement), then (a) all of Mr. Taranto’s outstanding stock options granted under the Company’s stock plans shall immediately vest and become exercisable; (b) Mr. Taranto shall receive a cash payment equal to the lesser of (i) 2.99 multiplied by Mr. Taranto’s annual compensation for the most recent taxable year ending prior to the date of the material change less the value of Mr. Taranto’s gross income in the most recent taxable year ending prior to the date of a material change attributable to Mr. Taranto’s exercise of stock options, stock appreciation rights and other stock-based awards granted Mr. Taranto by the Company and (ii) 2.99 multiplied by Mr. Taranto’s “annualized includible compensation for the base period” as that phrase is defined in Section 280G(d) of the Code; (c) Mr. Taranto shall continue to be covered under the Company’s medical and dental insurance plans for a period of three years from the date of termination; and (d) Mr. Taranto shall receive “Special Retirement Benefits” in an amount that will equal the retirement benefits he would have received had he continued in the employ of the Company for three years following his termination under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor retirement plans adopted by the Company. In the event that the benefits Mr. Taranto receives under the Change of Control Agreement cause Mr. Taranto to receive a “Parachute Payment” within the meaning of Section 280G of the Code, Mr. Taranto’s benefits will be reduced to an amount that is one dollar less than the amount that would cause a Parachute Payment. If an award made under the Change of Control Agreement nevertheless results in an assessment against Mr. Taranto of a “Parachute Tax” pursuant to Section 4999 of the Code, Mr. Taranto shall be entitled to receive an additional amount of money that would put him in the same net tax position had no Parachute Tax been incurred. The Change of Control Agreement will terminate on the earliest of (i) one year following a material change; (ii) termination by Mr. Taranto of his employment with the Company under circumstances not following a material change; (iii) the Company’s termination of Mr. Taranto’s employment for due cause; or (iv) March 31, 2006, or any date thereafter, with 60 days written notice.

In connection with the restructuring, Mr. Taranto entered into an amendment to his Change of Control Agreement which provides that transactions with respect to the Company after the restructuring will trigger benefits under the agreement to the same extent as transactions with respect to Everest Holdings prior to the restructuring. Changes were also made in the Change of Control Agreement to take into account the establishment of Everest Global and Mr. Taranto’s employment by that company.

Employment Agreement—Mr. de Saram

On October 14, 2004, Bermuda Re entered into an employment agreement with Mr. de Saram, which was amended on December 8, 2004, under which he is to serve as the Managing Director and Chief Executive Officer of Bermuda Re from November 1, 2004 until November 1, 2006. As amended, the agreement provides for an annual salary of $300,000, plus $12,500 per month as a housing allowance. Fifty percent of Mr. de Saram’s salary is paid in U.S dollars and fifty percent is paid in Great Britain pounds sterling. Mr. de Saram is also eligible to participate in the Company’s Annual Incentive Plan, which is entirely discretionary in nature and which may be amended or terminated by the Company at any time. Any payments made under the Annual Incentive Plan shall be in U.S. dollars. He is also a participant in the Senior Executive Change of Control Plan. (See “Other Change of Control Arrangements”). Pursuant to his employment agreement, Mr. de Saram also participates in the medical insurance, dental insurance and group life insurance plans currently available to other Bermuda Re employees. In lieu of participating in the Bermuda Savings Plan, he receives a monthly payment equal to 10% of his monthly salary, which is paid in Great Britain pounds sterling.

If Bermuda Re terminates Mr. de Saram’s employment prior to November 1, 2006 for reasons other than misconduct or a breach of Bermuda Re’s policies, a separation payment equivalent to one year’s salary will be made and a reasonable allowance will be provided to move his personal possessions back to the United Kingdom. Bermuda Re may terminate Mr. de Saram’s employment for cause as defined in the employment agreement at any time during the term of the agreement without prior notice. If Bermuda Re does not renew Mr. de Saram’s employment agreement at the expiration of its term and does not offer him employment at the level at which he was employed prior to entering into that agreement, then Bermuda Re will pay Mr. de Saram a sum equal to six month’s base salary, plus the reasonable cost of six months of medical insurance.

Termination of Employment Agreement—Mr. Bennett

The employment of Mr. Bennett, who was Mr. de Saram’s predecessor as Managing Director and Chief Executive Officer of Bermuda Re, terminated on October 13, 2004. In connection with that termination, Bermuda Re agreed to pay Mr. Bennett, through April 2005, his monthly salary of $11,153.85, his monthly housing allowance of $8,000 and the reasonable cost of medical insurance, and to provide a reasonable allowance to move his personal possessions back to the United Kingdom.

Other Change Of Control Arrangements

The Company established a Senior Executive Change of Control Plan (the “Change of Control Plan”), effective September 28, 1998. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Gallagher, Mr. Limauro and Mr. de Saram to participate in the plan.

The Change of Control Plan provides that if within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding stock options granted under the Company’s stock plans shall immediately vest and become exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted stock awarded under the Company’s stock plans shall immediately terminate and lapse; (c) the participant shall receive a cash payment equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2 and 2.99 determined by the Compensation Committee (for Mr. Gallagher the number is 2.99 and for Mr. Limauro and Mr. de Saram the number is 2); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a period following termination determined by the Compensation Committee. For Mr. Gallagher, the period is 3 years and for Mr. Limauro and Mr. de Saram, the period is 2 years.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of Martin Abrahams, Kenneth J. Duffy, John R. Dunne and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company. No compensation committee interlocks existed during 2004.

Certain Transactions With Directors

One of the Company’s Non-Employee Directors, William F. Galtney, Jr., was the President of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”) until December 31, 2004. Thereafter, Mr. Galtney continued as Chairman of GHIS until March 31, 2005. Effective April 1, 2005, Mr. Galtney became Chairman of Oxford Insurance Services Limited (“Oxford”), a company 99% owned directly by Mr. Galtney. In addition, Mr. Galtney owns shares in Gallagher representing less than a 1% interest. In 2004, Everest Re paid brokerage commissions to Gallagher of $2,556,173. Currently, brokerage payable to Gallagher is $531,233.

In 2002, GHIS entered into Program Administrator Agreements with Everest National and with Mt. McKinley Managers as underwriting manager for Everest Indemnity (the “Everest Companies”). Under these agreements, policies placed by GHIS with the Everest Companies are generally reinsured under an 82% quota share treaty by Transatlantic Reinsurance Company, which then reinsures up to 100% of the assumed risk with Sunrise Professional Indemnity, Ltd., a Cayman reinsurance company owned by WFG Interests, LLC, which is owned by Mr. Galtney. Under these agreements, in 2004, the Everest Companies recorded $67,920,869 in gross written premiums and related commissions and fees of $6,274,820 to GHIS, of which $5,081,710 was paid in 2004. Effective April 1, 2005, the GHIS agreements were terminated and the Everest Companies began negotiating new agreements with Mr. Galtney. GHIS has also entered into a service agreement with Oxford pursuant to which Oxford provides certain underwriting services related to GHIS under its agreements with the Everest Companies. It is anticipated that the estimated gross written premiums and related commissions and fees for 2005 for both the GHIS and Oxford agreements with the Everest Companies are approximately $53.3 million and $4.3 million, respectively. GHIS, through its Western Litigation Specialists division, provides claims services for medical malpractice policies issued under both the GHIS and Oxford agreements.

GHIS was the producing agent for workers’ compensation, general liability and automobile risks written by the Everest Companies for Rural/Metro Corporation (“Rural Metro”). The workers’ compensation component of the program did not renew in May 2004. In 2004, the Company recorded $8,641,315 in written premiums in connection with this program and paid related commissions to GHIS of $796,018, of which $575,611 was paid in 2004. Estimated premium and commissions for the 2005 renewals of such policies, if written, are $9.7 million and $.8 million, respectively. If such policies are written in 2005, it is anticipated that the policies would be written through Oxford as producing agent.

GHIS also was the producing agent for workers’ compensation, general liability/professional liability and automobile risks written by the Everest Companies for San Diego Medical Services Enterprise, LLC (“SDMS”). SDMS is a joint venture between Rural/Metro and the City of San Diego. In 2004, the written premium for SDMS was

$1,346,069 with related commissions paid to GHIS of $134,607. Estimated premium and commissions for the 2005 renewals of such policies, if written, are $1.3 million and $134,607, respectively. If such policies are written in 2005, it is anticipated that the policies would be written through Oxford as producing agent.

Gallagher Bassett Services, Inc. (“Gallagher Bassett”), a Gallagher affiliate, provides claims services for the Rural Metro program mentioned above, for Everest Indemnity’s All Risks, Ltd. Program and for Everest National’s Risk Services, LLC program. Mr. Galtney does not have any affiliation with All Risks, Ltd or with Risk Services, LLC. In 2004, the Company paid fees to Gallagher Bassett of $862,786 net of audit refunds for prior year’s services of $164,893. Estimated fees for 2005 are $2,559,272.

In 2004, Everest Indemnity, through Mt. McKinley Managers, wrote a surplus lines medical malpractice book of business in Arizona known as APIC through SKANCO, a surplus lines producer affiliate of Gallagher. Under these agreements in 2004, written premium was $2,171,827 with related commissions of $54,295. Estimated premium and commissions for 2005 are $2.0 million and $50,000, respectively.

Beginning in late 2003 and terminating in late 2004, Everest Indemnity, through Mt. McKinley Managers, wrote a California construction liability program on a surplus lines basis through Cromwell Management Corporation. J.P. Woods Co., Inc., a Gallagher affiliate, receives a brokerage fee equal to 1.0% of the gross written premium for the first $1 million of limits on policies written. For 2005, the estimated premium for the first $1 million in limits is $25,336,091, and the resulting estimated brokerage due to J.P. Woods Co., Inc. is $828,431.

Everest National had a business relationship with WorkCare Northwest, Inc. (“WorkCare Northwest”), a company of which Edward B. Galtney, William Galtney’s brother, is a majority owner. In 2004, Everest National paid commissions in the amount of $0 to WorkCare Northwest for insurance agency services as a program administrator. This program was cancelled as of July 1, 2001 and is currently in run-off. It is expected that no commissions will be paid to WorkCare Northwest in the future.

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to set the fees for the independent auditors. Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Company’s independent auditors have been appointed each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which in turn is based on the recommendation of the Audit Committee. For the 2005 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended to the shareholders their appointment as the Company’s independent auditors for the year ending December 31, 2005. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2005 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

PROPOSAL No. 3—APPROVAL OF AMENDMENT TO THE EVEREST RE GROUP, LTD.
2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

The Board of Directors recommends that you vote FOR the approval of the amendment to the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan to be effective upon shareholder approval. Proxies given by shareholders of record will be so voted unless the shareholders specify otherwise in their proxies. Proxies given by beneficial owners to shareholders of record may not be so voted unless beneficial owners specify a vote for approval in their proxies.

Proposed Amendment

On February 23, 2005, the Board approved, subject to approval by shareholders at the Annual General Meeting, an amendment to the 2003 Directors’ Plan that expands the type and variety of awards available under the plan to be comparable to those available for award to employees of the Company under the Everest Re Group, Ltd. 2002 Stock Incentive Plan. As originally adopted, the 2003 Directors’ Plan provides for retainer awards through which a Non-Employee Director may elect to receive his annual compensation in the form of Company shares rather than in cash and for discretionary option awards through which a Non-Employee Director may purchase, for a certain period of time, Company shares at a specified exercise price. Under the proposed amendment, the 2003 Directors’ Plan would additionally provide for the award of stock appreciation rights (“SARs”), restricted stock awards and stock awards to Non-Employee Directors, as described more fully below in the “Description of Plan.”

Reasons for Amendment

The Board recommends that shareholders approve the adoption of the amendment to the 2003 Directors’ Plan because the addition of a greater variety of awards, comparable to those that are available for award to employees under the Company’s 2002 Stock Incentive Plan, will further enhance the Company’s ability to attract and retain knowledgeable directors and encourage such directors to increase their proprietary interest in the Company, consistent with the purpose of the plan. Furthermore, the amendment to the 2003 Directors’ Plan is in the best interests of the Company because it will enhance the Company’s ability to remain at a competitive advantage with other industry leaders by conforming the plan’s operation to the trend in equity awards to grant fewer options and more SARs, restricted stock awards, and stock awards.

In addition, the amendment to the 2003 Directors’ Plan will help the Company to continue to attract and provide incentives to directors without adversely affecting or potentially diluting shareholders’ interests in the Company. The amendment does not change the maximum number of shares available for award under the plan overall nor does the amendment change the maximum limit on awards that may be made to any individual participant in a year. The maximum number of shares available for award under the 2003 Directors’ Plan will remain at 500,000, which is the same number of shares that were authorized when the plan was initially adopted in May, 2003. Similarly, the amendment preserves the same annual limit on the number of total awards that may be granted to any one director in a year: the annual 5,000 share aggregate limit per director which now applies to retainer awards will now apply to retainer awards, restricted stock awards and stock awards as a group. The annual 10,000 share aggregate limit per director for option awards will now apply to option awards and SARs as a group.

Background

The 2003 Directors’ Plan was originally adopted by the Board of Directors on February 25, 2003, and shareholders approved the adoption of the plan at the Company’s Annual General Meeting on May 22, 2003. The 2003 Directors’ Plan was further amended by the Board of Directors on November 20, 2003 to provide that the expiration date for exercising vested options is three years following the participant’s termination as a director, except where termination is for cause, in which case the options expire immediately. The purpose of the 2003 Directors’ Plan is to benefit the Company, its subsidiaries, and its shareholders by enhancing the Company’s ability to attract and retain experienced and knowledgeable directors and to encourage such directors to increase their proprietary interest in the Company through ownership of shares.

Description of 2003 Directors’ Plan

Even though the proposed amendment to the 2003 Directors’ Plan relates only to the type and variety of awards available under the plan, the following paragraphs provide a summary of all of the material terms of the plan, including those aspects which are not proposed to be changed. This summary is qualified in its entirety by the full text of the 2003 Directors’ Plan, as amended, a copy of which is set forth as Appendix B to this Proxy Statement.

General

The 2003 Directors’ Plan provides for the grant of non-qualified stock options (“Options”), retainer awards (“Retainer Awards”), SARs, restricted stock awards and stock awards to Non-Employee Directors. As of March 1, 2005, five directors of the Company were eligible to receive awards under the 2003 Directors’ Plan. On March 29, 2005, the closing sale price of the Common Shares as reported on the New York Stock Exchange was $86.34 per share.

The total number of shares reserved for issuance under the 2003 Directors’ Plan is 500,000. Any shares allocated to an award under the 2003 Directors’ Plan that expires, lapses, is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the participant in respect of such shares) will be available for new awards to be granted under the plan. The following additional limits apply to awards under the plan: (1) no more than 10,000 shares in the aggregate may be issued for Options or SARs to any one eligible director in any calendar year; and (2) no more than 5,000 shares in the aggregate may be issued for Retainer Awards or stock awards, including restricted stock awards, to any one eligible director in any calendar year.

The shares with respect to which awards may be made under the 2003 Directors’ Plan may be shares that are currently authorized but unissued, or to the extent permitted by applicable law, currently held or subsequently acquired by subsidiaries of the Company, including shares purchased in the open market or in private transactions. All Common Shares issued in settlement of an award shall be issued as fully paid.

The Committee may grant any combination of Options, SARs, restricted stock or stock awards. The number of shares subject to the award and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals, or in particular circumstances, will be included in an individual award document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the award (the “Award Agreement”). A stock award, other than an award of restricted stock, need not be evidenced by an Award Agreement.

Plan Administration

The 2003 Directors’ Plan is administered by a committee of the Board (the “Committee”), the members of which are designated by the Board. The Committee currently is the full Board. If the Board designates a Committee that is less than the full Board, the Committee shall not include directors eligible to receive awards under the plan. The Committee has the authority to grant and amend any type or combination of types of awards permitted under the plan.

The Committee may delegate all or any portion of its responsibilities or powers under the 2003 Directors’ Plan to persons selected by it, provided, however, that the Committee may not delegate discretionary authority with respect to substantial decisions or functions regarding the plan or awards.

Retainer Awards

Each plan year, each Non-Employee Director shall be entitled to elect to be granted a stock-based Retainer Award for the year in lieu of receiving all or a portion of the applicable retainer fees in cash. The Retainer Award shall be in the form of shares having a fair market value equal to the retainer fee that would otherwise be paid in cash. If a director becomes an eligible director during a plan year, on a date other than the first day of the plan year, the director shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable retainer fees which would otherwise be paid in cash.

Shares awarded as Retainer Awards shall be fully vested as of the date of grant.

Stock Options

The Committee may grant Options to Non-Employee Directors to purchase Common Shares of the Company. The purchase price of shares under each Option must be based on the fair market value of a share on the date the Option is granted. Options granted under the 2003 Directors’ Plan will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share purchased upon the exercise of any Option must be paid at the time of exercise. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

Except as otherwise provided by the Committee, if a director’s date of termination occurs for a reason other than removal for cause, the holder of the Option may exercise the Option at any time within a period of three years after such termination to the extent the Option was exercisable on the date of such termination. If the director’s date of termination occurs by reason of death or disability, the director (or estate as the case may be) may exercise the Option at any time within a period of three years after such termination to the extent the Option was exercisable on the date of such termination. An Option shall expire immediately upon a director’s removal for cause. In no event, however, may any Option be exercised by any person after its expiration date.

Stock Appreciation Rights

The Committee may grant an SAR in connection with all or any portion of an Option or independent of any Option grant. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of Shares on the exercise date exceeds an exercise price established by the Committee. The excess amount will be payable in shares, in cash, or in a combination thereof, as determined by the Committee. If Common Shares are issued on surrender of an SAR, such Common Shares shall be issued fully paid, in consideration of the eligible director’s services. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the shares acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Other Stock Awards

The Committee may grant stock awards (a grant of shares as payment of a bonus, as payment of any other compensation obligation, upon the occurrence of a special event or as otherwise determined by the Committee) and restricted stock (grants of shares, with such shares or rights being made subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, as determined by the Committee). Recipients of restricted stock may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

Payment Provisions

The 2003 Directors’ Plan permits the payment of the Option exercise price, or award price, by the following methods: (1) in cash; or (2) at the Committee’s discretion, by the eligible director’s surrender to the Company for repurchase of Common Shares valued at their fair market value, with the proceeds of such repurchase applied by the Company to pay the exercise or award price (or part thereof), as applicable; or (3) with a combination of such shares and cash. Shares may only be used for such purpose, however, if they have been owned for at least six months (or such other period as may be required by the Committee) by the eligible director who is the holder of such Option or award and they meet any other requirements established by the Committee. Other lawful consideration may also be applied to the purchase or exercise price of an award under the plan, to the extent authorized by the Committee.

Change in Control

The 2003 Directors’ Plan permits the acceleration of vesting with respect to any outstanding Options under the plan in the event of a “Change in Control” of the Company, as defined below. The form of Award Agreement that is currently in effect with respect to Options provides that the Options shall fully vest on the date of a Change in Control. In addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

•	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to this plan;
•	offer to purchase any outstanding award made pursuant to the plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

•	make adjustments or modifications to outstanding awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such Change in Control.

Any such action approved by the Board shall be conclusive and binding on the Company and all participants.

For purposes of the 2003 Directors’ Plan, a Change in Control shall mean the occurrence of any of the following:

•	A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities.

•	The Company is merged or consolidated with another corporation and, as a result, less than seventy-five percent (75%) of the outstanding voting securities of the resulting corporation shall then be owned in the aggregate by the former shareholders of the Company other than affiliates.

•	The Company transfers substantially all of its assets to another corporation or entity that is not its wholly owned subsidiary.
•	Any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

•	As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of the Company immediately before the transaction cease to constitute at least a majority thereof.

Amendment and Termination

The Board may at any time amend, suspend or discontinue the 2003 Directors’ Plan, in whole or in part, provided, no such amendment shall increase any of the share limitations nor shall it permit the Committee to grant an Option with an exercise price below fair market value on the date of grant. The Committee may at any time alter or amend any or all Award Agreements under the plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder’s consent.

Adjustments

The 2003 Directors’ Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company’s capitalization or shares or the occurrence of specified events. The number of shares that may be acquired under the plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not the Company is the surviving corporation), reorganization, combination or exchange of shares or similar events.

Transferability

Except as otherwise provided by the Committee, awards under the 2003 Directors’ Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

Registration

Common Shares issuable pursuant to the 2003 Directors’ Plan are covered by a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 22, 2003.

Interest of Certain Persons in Matters to be Acted Upon

Each of the Non-Employee Directors of the Company has a direct interest in the approval of the amendment of the 2003 Directors’ Plan, which will make additional types of equity awards available to such Non-Employee Directors.

United States Income Tax Consequences of the Plan

The following paragraphs provide a summary of the material U.S. federal income tax consequences of the 2003 Directors’ Plan based upon current laws and regulations. These laws and regulations are subject to change. This summary does not address state, local or foreign tax consequences to which a participant in the plan may be subject. In addition, this summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the plan or to the Company in all circumstances. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them under the plan.

Retainer Awards

A participant who has elected to receive a Retainer Award in lieu of receiving retainer fees in cash will realize ordinary income at the time of grant in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Special rules will apply if the participant uses previously-owned shares to pay some or all of the Option exercise price. The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the Option. That number of shares received will take the same basis and, for capital gains purposes, the same holding period as the shares that are surrendered. The value of the shares received upon such an exchange that are in excess of the number of shares surrendered will be includible as ordinary income to the participant at the time of exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Stock Appreciation Rights

The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Other Stock Awards

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant.

A participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date.

A participant who receives a stock award which is not subject to a “substantial risk of forfeiture” will be taxed based on the value of the stock on the date of the award.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Deferred Compensation Rules

Under U.S. tax rules that generally became effective January 1, 2005, certain types of awards under the 2003 Directors’ Plan might constitute deferred compensation. The grant of deferred compensation awards could result in tax penalties for participants unless certain requirements are satisfied. The Company currently intends to structure awards under the plan so that they do not result in the application of such tax penalties to participants.

Tax Deduction

Everest Re Group, Ltd. is not subject to U.S. income taxes.

Change in Control

Any acceleration of the vesting of an Option award under the 2003 Directors’ Plan in the event of a Change in Control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

PROPOSAL No. 4—APPROVAL OF AMENDMENT TO THE EVEREST RE GROUP, LTD.
EXECUTIVE PERFORMANCE ANNUAL INCENTIVE PLAN

The Board of Directors recommends that you vote FOR the approval of the amendment to the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan the (“Executive Plan”) to be effective upon shareholder approval. Proxies given by shareholders of record will be so voted unless the shareholders specify otherwise in their proxies. Proxies given by beneficial owners to shareholders of record may not be so voted unless beneficial owners specify a vote for approval in their proxies.

Proposed Amendment

On February 23, 2005, the Board approved, subject to approval by shareholders at the Annual General Meeting, an amendment to the Executive Plan that increases the maximum award that may be paid to any one participant in a year from $2 million to $2.5 million.

Background and Reasons for Amendment

The Board recommends that shareholders approve the adoption of the amendment in order to enhance the Executive Plan’s ability to continue to serve the purpose for which it was originally adopted. The purpose of the Executive Plan is to provide an incentive for executives who are in a position to contribute materially to the success of the Company and its subsidiaries, reward their accomplishments, motivate future accomplishments, and aid in attracting and retaining executives of the caliber necessary for the continued success of the Company and its subsidiaries. The maximum award available under the Executive Plan has not been increased since the plan was originally adopted by shareholders in 1999. In order to enable the Company to be competitive with other industry leaders, the Board believes that it is necessary to increase the maximum award available to reward and to motivate executives’ superior performance.

The purpose of the Executive Plan is also to define and limit amounts which may be awarded to eligible executives of the Company so that the awards will qualify as performance-based compensation under Section 162(m) of the Code. By qualifying as performance-based compensation under Section 162(m), the cash bonuses could be deductible to the Company (or its subsidiary, if applicable) if it were subject to U.S. taxation.

Description of the Plan

Even though the proposed amendment to the Executive Plan relates only to the maximum award that may be paid to any one participant in a year, the following paragraphs provide a summary of all of the material terms of the plan, including those aspects which are not proposed to be changed. This summary is qualified in its entirety by the full text of the Executive Plan, as amended, a copy of which is set forth as Appendix C to this Proxy Statement.

Administration

The Executive Plan provides that it shall be administered by a committee appointed by the Board to administer the plan, consisting of no fewer than two members of the Board. Each member of the committee must qualify as an “outside director” within the meaning of Code Section 162(m). The committee has all discretion and authority necessary or appropriate to administer the plan and to interpret the provisions of the plan consistent with qualification of the plan as performance-based compensation under Code Section 162(m). The Board has designated the Compensation Committee of the Board to perform the functions of this committee.

Eligibility

Within ninety (90) days after the beginning of each year, the Compensation Committee, in its sole discretion, selects corporate officers of the Company and its subsidiaries who will be eligible that year to participate in the Executive Plan (the “Participants”).

Awards and Performance Measures

The Compensation Committee establishes in writing objective performance goals for each Participant, which, if attained, shall entitle such Participant to specific award amounts that will be paid to each Participant. The Participants’ performance shall be measured by any of the following performance criteria: net income before or after taxes, operating income before or after taxes, premiums earned, earnings per share, return on stockholders’ equity, return on assets, appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company, comparisons with various stock market indices, market share, statutory combined ratio, expense ratio, reductions in costs and expense growth, or gross or net premium growth.

The Compensation Committee establishes an objective method by which award amounts will be calculated under the Executive Plan. The maximum award amount any one Participant may be awarded in one year is currently $2 million, but would be increased to $2.5 million under the proposed amendment. The Compensation Committee, in its sole discretion, may eliminate or reduce but not increase, any award determination. The plan provides that the total amount of awards granted to all Participants in any one year will not exceed 10% of the Company’s average annual income before taxes for the preceding five years.

Other Terms and Conditions

The Executive Plan provides that no award shall be assignable or transferable other than by will or by laws of descent and distribution. The plan further provides that the Board may at any time and without notice to any corporate officer of the Company or a subsidiary suspend, discontinue, revise, amend or terminate the plan, provided that any such revision or amendment which requires shareholder approval in order to maintain the qualification of awards as performance-based compensation pursuant to Code Section 162(m) shall not be made without such approval. Because payments under the plan are determined by comparing actual performance to the annual performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the plan. Consistent with the Compensation Committee’s practice since the plan was approved by Shareholders in 1999, the Compensation Committee has determined that only the Chairman of the Board and Chief

Executive Officer, Joseph V. Taranto, will be a Participant in the Executive Plan for 2005 and eligible for a performance-based award payable in 2006. A performance goal has been established for Mr. Taranto based upon the Company’s earnings per share. Maximum awards payable have been set as a function of the actual 2005 earnings per share. In all cases, the maximum award payable to Mr. Taranto in 2006 will be substantially less than 1% of the Company’s 2005 after-tax operating income. Further, if the amendment is approved by shareholders, the award will not exceed $2.5 million and the Compensation Committee has sole discretion under the plan to reduce or eliminate the award as it deems appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes, as of December 31, 2004, information about compensation plans under which securities of the Company are authorized for issuance:

Equity Compensation Plans

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans	2,318,534	$53.8223	3,256,289(1)
approved by security holders

Equity compensation plans not	96,000(2)	$36.2184	-0-
approved by security holders

Total	2,414,534	$53.1224	3,256,289

(1)	Includes shares available under the Everest Re Group, Ltd. 2002 Stock Incentive Plan, which permits the granting of stock options, stock appreciation rights, restricted stock and stock awards. Also includes shares available under the Everest Re Group, Ltd. 1995 Stock Option Plan for Non-Employee Directors (formerly known as the Everest Reinsurance Holdings, Inc. 1995 Stock Option Plan for Non-Employee Directors) and the 2003 Non-Employee Director Equity Compensation Plan.

(2)	As of December 31, 2004, the Company had in place the following individual compensation arrangements with Non-Employee Directors that were not approved by Company shareholders:
On April 1, 1999, each of the Non-Employee Directors was granted a stock option award covering 6,500 Common Shares at an exercise price of $30.625 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

On February 23, 2000, each of the Non-Employee Directors was granted a stock option award covering 7,500 Common Shares at an exercise price of $25.3438 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

On September 21, 2001, each of the Non-Employee Directors was granted a stock option award covering 10,000 Common Shares at an exercise price of $48.01 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions during fiscal year 2004.

Shareholder Proposals for the 2006 Annual General Meeting of Shareholders

To be considered for inclusion in the Company’s Proxy Statement relating to the 2006 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 16, 2005.

The proxy solicited by the Board relating to the 2006 Annual General Meeting of Shareholders shall confer discretionary authority to vote on a shareholder proposal if the Secretary of the Company receives notice of that proposal after March 1, 2006.

Proxy Solicitations

The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors or officers who are employees of the Company without additional compensation. In addition, Georgeson Shareholder Communication, Inc. will provide solicitation services to the Company for a fee of approximately $5,500 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, telegraph and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

Transfer Agent and Registrar

The Company has appointed EquiServe Trust Company, N.A. to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:

   EquiServe Trust Company, N.A.
   Shareholder Services
   P.O. Box 43069
   Providence, Rhode Island 02940
   (800) 519-3111
   (781) 575-2726

All transfers of certificates for Common Shares should also be mailed to the above address.
By Order of the Board of Directors
Joseph A. Gervasi
April 15, 2005	Secretary

APPENDIX A

CORPORATE GOVERNANCE GUIDELINE ON DIRECTOR INDEPENDENCE

A majority of the Board shall be composed of “independent” directors, as that term is defined from time to time by the listing standards of the NYSE. As required by such listing standards, in assessing independence, the Board shall make a determination whether a director has any material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, absent other considerations, the Board will deem a director to be independent if either the director or a member of his immediate family:

•	Has not been employed by the Company, any of its affiliates or the Company’s external auditor at any time during the past three years;
•	Has not received more than $100,000 per year from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Is not, and in the past three years has not been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs such director or director’s immediate family member;

•	Does not, and in the past three years has not, provided legal, consulting, investment banking, commercial banking, accounting or other professional services to the Company or any of its subsidiaries or affiliates, and is not a director, executive officer, general partner or significant equity holder of an entity that has provided legal, consulting, investment banking, accounting or other professional services in amounts which exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; for purposes of this and the succeeding paragraph, direct or indirect beneficial ownership of an interest representing 10% of the equity or the voting interests of an entity will generally be considered a significant equity holding;

•	Is not, and in the past three years has not been, a director, executive officer, general partner or significant equity holder of a company that makes payments to, or receives payments from, the Company or any of its affiliates, for property or services in an amount which, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•	Is not, and in the past three years has not been, an employee, officer or director of a foundation, university or other non-profit organization that has received grants or endowments from the Company or any of its subsidiaries or affiliates in annual amounts which exceed the greater of $1,000,000 or 2% of the organization’s annual gross revenues.

A-1

APPENDIX B

EVEREST RE GROUP, LTD.
2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

(As Amended through Second Amendment)

Section 1. Establishment and Purpose

The Everest Re Group, Ltd. 2003 Non-Employee Directors Equity Compensation Plan (the “Plan”) has been established by Everest Re Group, Ltd., a Bermuda company (the “Company”), to promote the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company through the ownership of Common Shares. The Common Shares can be acquired through grants of stock in lieu of cash-based retainer fees and through grants of Discretionary Awards.

Section 2. Definitions

The following terms, used herein, shall have the meaning specified:

(a)   “Award” means the Retainer Award or a Discretionary Award granted to any Eligible Director under the terms of the Plan.

(b)   “Award Date” means the date on which an Award under the Plan is granted.

(c)   “Award Agreement” means an agreement described in Section 8 hereof entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

(d)   “Board” means the Board of Directors of the Company as it may be comprised from time to time.

(e)   Unless otherwise defined in an Award Agreement, “Cause” shall mean any one of the following: (i) the willful engaging by the Participant in continuing or repeated conduct which is demonstrably and materially injurious to the Company or its affiliates, (ii) commission by the Participant of an act that involves theft, fraud or dishonesty (whether or not involving the Company, its affiliates or Participant’s duties at or relating to the Company or its affiliates), (iii) the Participant’s continuing or repeated material failure to abide by or comply with the internal policies or procedures of the Company or its affiliates (as may be applicable to Directors) or any non-compete or confidentiality agreement with the Company or its affiliates, or (iv) conviction of any crime that constitutes a felony (whether or not involving the Company, its affiliates or the Participant’s duties at or relating to the Company or its affiliates).

(f)   “Change in Control” shall be as defined in Section 10.

(g)   “Code” means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

(h)   “Committee” means the Committee as defined in Section 12.

(i)   “Common Shares” means common shares of the Company, par value $.01 per share, or any security of the Company issued in substitution, exchange or lieu thereof.

(j)   “Date of Termination” means the last day on which a Participant serves as a Director.

(k)   “Discretionary Award” shall be as defined in Section 6.

(l)   “Director” means a member of the Board.

(m)   “Effective Date” means the Effective Date as defined in Section 12(e).

(n)   “Eligible Director” means each Director who is not an Employee of the Company.

(o)   “Employee” means officers and employees of the Company or a Subsidiary, and excludes directors who are not also officers or employees of the Company or a Subsidiary. “Employee” includes consultants and advisors that provide bona fide services (other than services as a director) to the Company or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Company or a Subsidiary in a capital-raising transaction.

(p)   “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

(q)   “Exercise Price” means a purchase or exercise price established by the Committee at the time an Option or SAR is granted.

(r)   “Fair Market Value” means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of Common Shares as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Common Shares are traded) on the relevant date, or if no sale of Common Shares are reported for such date, the next preceding day for which there is a reported sale. If Common Shares are not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee. In no event, shall the Fair Market Value be less than the prevailing par value of a Common Share to be issued under the Plan.

(s)   “Option” means a non-qualified stock option Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase Common Shares at an Exercise Price established by the Committee.

(t)   “Participant” means any Eligible Director who has been granted an Award pursuant to this Plan.

(u)   “Plan Year” shall mean each calendar year, with the first Plan Year beginning on the Effective Date and ending on December 31, 2003.

(v)   “Restricted Stock” shall be as defined in Section 6(c)(2).

(w)   “Retainer Award” shall be as defined in Section 5(a).

(x)   “Retainer Fee” means the annual compensation fee for services to be rendered as a Director to be paid to each Eligible Director as determined annually by the Board in its sole discretion. Such fees are to be paid in cash, or in stock at the election of each Eligible Director as provided in Section 5 of this Plan, on a quarterly basis (or other period as may be determined by the Board). Cash payments will become payable as of the last business day of the applicable Plan Year quarter. For Retainer Fees to be paid in the form of stock, the payment date shall be the first business day of the next following Plan Year quarter.

(y)   “SAR” shall be as defined in Section 6(b).

(z)   “Section 16” means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

(aa) “Stock Award” shall be as defined in Section 6(c)(1).

(bb) “Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s common equity.

Section 3. Eligibility

Persons eligible for Awards under the Plan shall consist solely of Eligible Directors.

Section 4. Awards

The Eligible Directors shall be eligible to receive any of the types of Awards enumerated in Sections 5 or 6, either singly, in tandem or in combination with other types of Awards, as provided herein or as the Committee may in its sole discretion determine. Retainer Awards shall only be granted if the Eligible Director elects to waive cash payment of all or a portion of the applicable Retainer Fees.

Section 5. Retainer Awards

(a)   For each Plan Year, each Director who is an Eligible Director on the first day of that Plan Year shall be entitled to elect to be granted a stock-based “Retainer Award” for the year in lieu of receiving all or a portion of the Retainer Fee in cash. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee that would otherwise be paid in cash.

(b)   If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable Retainer Fee. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director.

(c)   Common Shares awarded under this subsection 5(a) shall be fully vested as of the date of grant.

Section 6. Discretionary Option Awards.

The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (c) of this Section 6 (“Discretionary Awards”) either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

(a)   Options.

(1)	An Option shall entitle the Director to purchase Common Shares at an Exercise Price equal to the greater of: (i) 100% of the Fair Market Value of Common Shares as of the Award Date; or (ii) the par value of a Common Share.

(2)	Unless otherwise provided by the Committee, an Option granted to an Eligible Director shall become exercisable with respect to one-third of the shares covered by the Option on the first anniversary of the date of grant and with respect to an additional one-third of the shares covered by the Option on each subsequent anniversary; provided, however, that such portion of the Option shall become exercisable only if such Director’s Date of Termination does not occur prior to the foregoing vesting dates. Notwithstanding any provision of the Plan to the contrary, the foregoing vesting schedule shall be subject to acceleration in the event of the Participant’s death, disability (as may be determined by the Committee) or in the event of a Change in Control.

(3)	Unless otherwise provided by the Committee, an Option shall expire on the earliest of: (i) the ten-year anniversary of the Award Date, (ii) the three-year anniversary of the Director’s Date of Termination if termination occurs due to the Director’s death or disability, (iii) the Date of Termination, if such termination of service occurs due to removal for Cause, or (iv) the three-year anniversary of the Director’s Date of Termination if the termination of service occurs for reasons other than as listed in clauses (ii) or (iii). No Option shall be exercisable following a Director’s Date of Termination except to the extent that the Option is exercisable prior to, or becomes exercisable as of, such Date of Termination.

(b)   Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive, upon surrender of the right, an amount payable in cash or in Common Shares, which may be Restricted Stock. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of Common Shares on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise

Price relative to such shares, as may be established by the Committee. If Common Shares are issued on surrender of an SAR, such Common Shares shall be issued fully paid, in consideration of the Eligible Director’s services to the Company.

(c)   Restricted Stock and Stock Awards.

(1)	A “Stock Award” shall be any compensation grant to a Participant that provides for payment to a Participant in Common Shares.
(2)	An Award of “Restricted Stock” is a Stock Award where the Common Shares granted to a Director are subject to a substantial risk of forfeiture, other restrictions on transfer, or such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Director or achievement of other objectives as may be determined by the Committee. A certificate for shares of Restricted Stock, which certificate shall be registered in the name of the Director, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and; provided, further, that the Director shall deliver to the Company a stock power endorsed in blank relating to the shares of Restricted Stock as soon as practicable following the date of grant.

(3)	Stock Awards, including Awards of Restricted Stock, may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee. The period during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.

(d)   Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(1)	Subject to the following provisions of this subsection 6(d), the full Exercise Price for Common Shares purchased on the exercise of an Option shall be paid at the time of such exercise.
(2)	The Exercise Price of Common Shares subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the Eligible Director’s surrender to the Company for repurchase of Common Shares owned for at least six months by the Eligible Director who is the holder of the Option (the value of such Common Shares shall be the Fair Market Value on the date of exercise and the proceeds of such repurchase shall be applied by the Company to pay the Exercise Price (or part thereof, as applicable)), through a combination of Common Shares and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and subject to and in compliance with applicable law. No fractional Common Shares will be issued or accepted.

(3)	All Common Shares issued pursuant to this Section 6 shall be issued as fully paid.

Section 7. Common Shares and Other Share-Based Awards Available Under Plan

(a)   The Common Shares which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Company or its subsidiaries, including shares purchased in the open market or in private transactions.

(b)   Subject to the adjustment provisions of Section 9 hereof, the maximum aggregate number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 500,000 Common Shares and the maximum number of shares that may be granted to any one Eligible Director in a single calendar year shall be 10,000 shares pursuant to Discretionary Awards which are Options or SARs and 5,000 shares pursuant to Retainer Awards and Discretionary Awards which are Stock Awards (including Restricted Stock).

(c)   To the extent that any Common Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Common Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan and they shall again be available under the Plan.

(d)   If the Exercise Price of any Option granted under the Plan is satisfied by tendering Common Shares to the Company (by either actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

(e)   For the purposes of computing the total number of Common Shares granted under the Plan, each Option shall be deemed to be the equivalent of the maximum number of Common Shares that may be issued upon exercise of the particular Option. Where one or more types of Awards (both of which are payable in Common Shares) are granted in tandem with each other, the number of Common Shares shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding. Additional rules for determining the number of Common Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

(f)   No fractional Common Shares shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable. For purposes of the foregoing sentence, if more than one Award or type of Award under the Plan is to be distributed in Common Shares on a single date, such Common Shares shall be aggregated prior to determining the number of whole and fractional shares to be distributed.

Section 8. Award Agreements

Each Discretionary Award (other than Stock Awards which are not Restricted Stock) under the Plan shall be evidenced by an Award Agreement setting forth the number of Common Shares or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan and applicable law. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have properly executed and delivered to the Company the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or their delegates.

(a)   Award Agreements shall include the following terms:

(1)	Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Option, while vested or unvested, or any other Award, while unvested, be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

(2)	Termination of Services. A provision describing the treatment of an Award in the event of the death, disability or other termination of a Participant’s service with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate service prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee.

(3)	Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Common Shares covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.
(4)	Minimum Exercise. No Option may be exercised for less than the lesser of 50 Common Shares or the full number of shares of Common Shares for which the Option is then exercisable.

(b)   Other Terms. Award Agreements may include such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued service with the Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Company, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Common Shares under an Award.

Section 9. Adjustment Provisions

(a)   In the event of any change in the outstanding shares of Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Company is a surviving corporation), reorganization, combination or exchange of Common Shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued annually to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

(b)   In the event the adjustments described in clauses (i) and (ii) of subsection (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

(c)   The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10. Change in Control

In the event of a “Change in Control” of the Company (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

(a)   offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

(b)   make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change in control, which adjustment or modification may include acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the Plan.

Any such action approved by the Board shall be conclusive and binding on the Company and all Participants.

(c)   For purposes of this Section, a “Change in Control” shall mean the occurrence of any of the following:

(1)	A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities.

(2)	The Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

(3)	The Company transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Company.
(4)	Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

(5)	As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of the Company immediately before the transaction, cease to constitute at least a majority thereof.

Section 11. General Restrictions

Delivery of Common Shares or other amounts under the Plan shall be subject to the following:

(a)   Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 12. Operation and Administration

(a)   Administration.

(1)	The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board (the “Committee”), which shall initially be the full Board. The full Board shall remain as the Committee until such time, and times, as the Board, in its sole discretion, designates a lesser number of Board members to serve as the Committee. If the Board designates a Committee of less than the full Board, such Committee shall not include Eligible Directors. If the Committee is made up of less than the full Board, or for any other reason determined by the full Board, the full Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(2)	The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of Common Shares or other security, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.
(3)	Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

(4)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(b)   Unfunded Plan. The Plan shall be unfunded. Neither the Company, a Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, a Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

(c)   Limits of Liability.

(1)	Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(2)	Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

(d)   Rights of Participants. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Participant any right to continue in the service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the service of such person with or without cause.

(e)   Duration. The Board adopted the Plan subject to the approval of the shareholders of the Company at the Company’s 2003 Annual General Meeting of its shareholders on May 22, 2003. The date of such shareholder approval shall be the “Effective Date” of the Plan. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided, however, that Awards under the Plan may only be granted within ten years from the Effective Date of the Plan.

(f)   Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when timely delivered to the Secretary of the Company. Any election to receive a Retainer Award in lieu of cash shall be irrevocable after it is filed with respect to the Plan Year for which it is filed, and such election shall remain in effect and be irrevocable with respect to any future Plan Year unless a new election with respect to such Plan Year is filed in accordance with rules established by the Committee, in which case such new election shall be irrevocable with respect to such Plan Year.

(g)   Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Company.

(h)   Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

Section 13. Amendment and Termination

The Board may at any time amend, suspend or discontinue the Plan, in whole or in part; provided, however, that no amendment by the Board shall increase any limitations set forth in Section 7 nor shall it permit any Options to be awarded at Exercise Prices below Fair Market Value without approval of the shareholders. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 13.

Appendix C

Everest Re Group, Ltd.
Executive Performance Annual Incentive Plan

(as amended through First Amendment)

1.   PURPOSE

The purpose of the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan (the “Plan”) is to provide incentive for executives who are in a position to contribute materially to the success of the Company and its Subsidiaries; to reward their accomplishments; to motivate future accomplishments; and to aid in attracting and retaining executives of the caliber necessary for the continued success of the Company and its Subsidiaries.

2.   DEFINITIONS

The following terms as used herein shall have the meaning specified:

(a)	“Award” means a performance incentive bonus paid pursuant to the Plan.
(b)	“Board” means the Board of Directors of the Company.
(c)	“Code” means the Internal Revenue Code of 1986 as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)	“Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Code Section 162 (m).

(e)	“Company” means Everest Re Group, Ltd. or any successor corporation.
(f)	“Participant” means a corporate officer of the Company or a Subsidiary selected by the Committee in its sole discretion to participate in the Plan.
(g)	“Performance Criteria” means the following measures of performance:
•	net income, before or after taxes
•	operating income, before or after taxes
•	premiums earned
•	earnings per share
•	return on stockholders’ equity
•	return on assets
•	appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company
•	comparisons with various stock market indices
•	market share
•	statutory combined ratio
•	expense ratio
•	reductions in costs and expense growth
•	gross or net premium growth

A performance criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the Company or a Subsidiary.

(h)	“Performance Goal” means the goal or goals established for a Participant by the Committee in accordance with paragraph 4 (a).
(i)	Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s stock.
(j)	“Target Awards” means the amount of the target award established for each Participant by the Committee in accordance with paragraph 4 (a).

3.   TERM

The Plan shall be effective as of January 1, 1999, subject to approval by a vote of the shareholders at the 1999 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of any Participant to receive any benefits hereunder. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.

4.   AWARDS

(a)	Within ninety (90) days after the beginning of each year, the Committee, in its sole discretion, shall select Participants for the year and establish in writing (i) objective Performance Goal or Goals for each Participant for that year based on one or more of the Performance Criteria (ii) the specific award amounts that will be paid to each Participant if the Performance Goal or Goals are achieved (the “Target Award”) and (iii) an objective method by which such amounts will be calculated, which calculation will be based upon a comparison of actual performance to the Performance Goal or Goals. The calculation of the amount of an Award shall be objectively determinable. The maximum Award that may be paid to any Participant under the Plan for any year will be $2.5 million. The selection of a Participant for any given year does not mean that the Participant will be selected or will be entitled to be selected as a Participant in any subsequent year.

(b)	The Committee, in its sole discretion, may eliminate or reduce, but not increase, any Award calculated under the methodology established in accordance with paragraph 4 (a).
(c)	As soon as practicable following each year while the Plan is in effect, the Committee shall determine and certify in writing the extent to which the Performance Goal or Goals applicable to each Participant for the year were achieved and the amount of the Award, if any, to be made. Awards will be paid to the Participants in cash following such certification by the Committee and no later than ninety (90) days following the close of the year with respect to which the Awards are made, unless a Participant has elected to defer all or a portion of such payment pursuant to the Company’s or a Subsidiary’s Deferred Compensation Plan, in which event, payment of the amount deferred will be made in accordance with the terms of the Deferred Compensation Plan.

(d)	No Award will be paid to any Participant who is not an employee of the Company on the last day of the year, except that if during the last eight (8) months of the year, the Participant retires, dies, or is involuntarily terminated, the Participant may be entitled to a prorated Award as and to the extent determined by the Committee in its sole discretion. If a Participant is on disability for more than four (4) months of the year, the Participant will be entitled to a prorated Award. Participants, who resign voluntarily after the end of the year, but before Award payments are payments are actually made, will be eligible for an Award as and to the extent determined by the Committee in its sole discretion. The provisions of this subparagraph are subject to the terms of any written agreement between a Participant and the Company.

(e)	In no event shall the total amount of Awards granted to the Participants in any one year exceed ten percent (10%) of the Company’s average annual income before taxes for the preceding five years.

5.   ADMINISTRATION

(a)	The Plan shall be administered by the Committee. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

(b)	No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Company shall defend and indemnify Committee and Board members for any actions taken or decisions made in good faith under the Plan.

6.   MISCELLANEOUS

(a)	NON-ASSIGNABILITY. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.
(b)	WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company and/or the Subsidiary shall withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(c)	AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time and without notice to any corporate officer of the Company or a Subsidiary suspend, discontinue, revise, amend or terminate the Plan; provided, that any such revision, or amendment which requires approval of the Company’s shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m) shall not be made without such approval.

(d)	NON-UNIFORM DETERMINATIONS. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Goals.

(e)	OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(f)	PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Company, its Subsidiaries, and the Committee.

(g)	UNFUNDED PLAN. A Participant shall have no interest in any fund or specified asset of the Company or a Subsidiary. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company and its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and its Subsidiaries. All payments to be made hereunder shall be paid from the general funds of the Company and its Subsidiaries and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

(h)	LIMITS OF LIABILITY. Neither the Company, its Subsidiaries, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any good faith action taken or not taken under the Plan.

(i)	NO RIGHT TO EMPLOYMENT. Nothing contained in this Plan shall confer upon any Participant any right to continue in the employ or other service of the Company or a Subsidiary, or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

(j)	INVALIDITY. If any term or provision contained herein shall to any extent be invalid or unenforceable, such term or provision shall be reformed so that it is valid and such invalidity or unenforceability shall not affect any other provision or part hereof.

(k)	APPLICABLE LAW. The Plan shall be governed by the laws of the State of Delaware as determined without regard to the conflict of law principles thereof.
(l)	CODE SECTION 162 (M). It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162 (m) so that the Company’s tax deduction for such Awards is not disallowed in whole or in part under Code Section 162 (m). The Plan is to be applied and interpreted accordingly.

(m)	SUCCESSORS. The obligations of the Company and its Subsidiaries under this Plan shall be binding upon any organization that shall succeed to all or substantially all of the Company’s or a Subsidiary’s assets.

EVEREST RE GROUP, LTD.

Annual General Meeting of Shareholders
May 25, 2005, 11:00 a.m.
Wessex House, 45 Reid Street
Hamilton HM 12, Bermuda

FOLD AND DETACH HERE

PROXY

EVEREST RE GROUP, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	The undersigned hereby appoints J.V. Taranto, S.L. Limauro, and J.A. Gervasi, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 29, 2005, at the Annual General Meeting of Shareholders to be held on May 25, 2005, at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

EVEREST RE GROUP, LTD.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8687
EDISON, NJ 08818-8687

EVEREST RE GROUP, LTD.

Annual General Meeting of Shareholders
May 25, 2005, 11:00 a.m.
Wessex House, 45 Reid Street
Hamilton HM 12, Bermuda

FOLD AND DETACH HERE

6287
Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

EVEREST RE GROUP, LTD.

1.	Election of		FOR	WITHHELD		To elect Thomas J. Gallagher and
	Directors	FOR all nominees	|_|	|_|	AUTHORITY	William F. Galtney, Jr. as Directors
		listed (except as			WITHHOLD	of the Company for a three-year
		marked to the			to vote for	term ending in 2008.
		contrary)			nominees listed

|_|
For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	To appoint PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2005 and authorize the Board of Directors acting by the Audit Committee of the Board to set the fees for the independent auditors.	|_|	|_|	|_|

3.	To approve an amendment to the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan.	|_|	|_|	|_|

4.	To approve an amendment to the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan.	|_|	|_|	|_|

In their discretion, upon such other matters as may properly come before the meeting, and any and all adjournments thereof, all in accordance with the accompanying Notice and Proxy
Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENT-
ED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE
SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED,THE SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Sign exactly as name appears hereon. When signing in a representative capacity, please give full title.

Signature: __________________________________	Date: _________________	Signature: ________________________________	Date: _______________